UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2009

METWOOD, INC.
--------------------------
(Exact Name of Registrant as Specified in Charter)

Nevada
--------------
(State or Other Jurisdiction of Incorporation)

000-05391
-------------
(Commission File Number)

83-0210365
---------------
(I.R.S. Employer Identification No.)

819 Naff Road, Boones Mill, VA 24065
----------------------------------------------------
(Address of Principal Executive Offices)    (Zip Code)

(540) 334-4294
-------------------
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K/A is filed by Metwood, Inc., a Nevada corporation (the “Registrant”), in connection with the items described below. It amends that certain Current Report on Form 8-K, dated June 22, 2009, which was filed by the Registrant with the Commission on June 24, 2009.

ITEM  4.01.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

On June 18, 2009, the Registrant's Board of Directors approved to dismiss Lake & Associates CPA’s LLC (“Lake”) as its independent auditor, and engage Traci J. Anderson, CPA as independent auditor to audit the Registrant's financial statements. The decision to make the change was approved by Registrant's Board of Directors. The Registrant does not have an audit committee.

During the Registrant's two most recent fiscal years ended June 30, 2008 and 2007, the Registrant did not consult Traci J. Anderson, CPA with respect to any of the matters described in Item 304(a)(2) of Regulation S-K.

Lake’s audit reports regarding the Registrant's financial statements for the fiscal years ended June 30, 2008 and 2007, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles.

In connection with the prior audit for the fiscal year ended June 30, 2008 and 2007, there have been no disagreements with Lake on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Lake and would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods. In addition, Lake had no disagreements with Registrant for the interim period from June 30, 2008 to the date of engagement, up to June 18, 2009.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(d)  Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as  part  of  and  are  included  in  this  report  pursuant  to  Item  601  of Regulation  S-B.

Exhibit 16 -- Letter from Lake & Associates CPA’s LLC

SIGNATURES

Pursuant   to  the  requirements  of  the  Securities  Exchange  Act of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto duly  authorized.

METWOOD, INC.

June 26, 2009
By: /s/ Shawn A. Callahan
Shawn A. Callahan
CFO

EXHIBIT  INDEX

Exhibit  No.          Description  of  Exhibit
-----------                ------------------------
16                         Letter from Lake & Associates CPA’s LLC